Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS STRONG SECOND QUARTER RESULTS;

INCREASES FULL-YEAR OUTLOOK

•                  Net Sales Increased 14 Percent to $3.7 Billion; Organic Sales Growth of 7 Percent

•                  Earnings Per Share (EPS) From Continuing Operations of $0.62 on a GAAP Basis, Up 9 Percent; Adjusted EPS of $0.67, an Increase of 12 Percent Over Prior Year

•                  Income From Operations of $501 Million Increased 20 Percent and Adjusted Operating Income of $514 Million Increased 17 Percent

•                  Company Increases 2008 Outlook for Adjusted EPS From Continuing Operations to $2.60 to $2.66, an Increase of 21 to 24 Percent Over Prior Year

PEMBROKE, Bermuda – May 1, 2008 – Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today reported net sales of $3.7 billion for the fiscal second quarter ended Mar. 28, 2008, an increase of 14 percent over the prior-year period.  Excluding currency effects, organic sales growth was 7 percent.  GAAP diluted earnings per share (EPS) from continuing operations were $0.62 for the quarter, compared to $0.57 in the prior-year period.  Included in EPS from continuing operations was $0.05 of net charges — comprised of $0.04 per share of income related to a gain from the sale of real estate, which was more than offset by a charge of $0.05 per share for the company’s portion of a Tyco International securities litigation settlement with the State of New Jersey and $0.04 per share of restructuring costs.  This compares to $0.03 per share of charges in the prior-year quarter.  Adjusted diluted EPS from continuing operations were $0.67 in the quarter, an increase of 12 percent over last year’s adjusted EPS of $0.60.

“We had a strong second quarter with double-digit sales and earnings growth,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “The strength of our businesses that serve the global industrial and infrastructure markets more than offset slower growth in the consumer markets served by our Electronic Components segment.  Our adjusted operating income grew by 17 percent and our adjusted operating margin improved slightly, compared to the prior year.  We also repurchased over 10 million of our shares in the quarter and announced that we are pursuing another divestiture to further focus our company.”

Organic Sales Growth, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are all non-GAAP financial measures and are described at the end of this press release.  For a reconciliation of these non-GAAP measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the quarter ended Mar. 30, 2007 unless otherwise indicated.

($ in millions)	Mar. 28, 2008	Mar. 30, 2007	$ Change	% Change
Net Sales	$3,662	$3,204	$458	14%
Operating Income	$501	$419	$82	20%
Restructuring-Related Costs	$(26)	$(8)
Other Items, Net	$13	$(14)
Adjusted Operating Income	$514	$441	$73	17%
Operating Margin	13.7%	13.1%
Adjusted Operating Margin	14.0%	13.8%

GAAP operating income was $501 million, compared to $419 million in the prior-year period, an increase of 20 percent.  The operating margin on a GAAP basis was 13.7 percent, compared to 13.1 percent in the prior-year period.  Included in the current quarter operating income was a $36 million pre-tax gain on the sale of real estate, which was more than offset by a $23 million charge related to the company’s portion of a Tyco International securities litigation settlement with the State of New Jersey and $26 million of restructuring costs.  Included in prior-year operating income were $8 million of restructuring costs and $14 million of separation-related costs.  Excluding these items in both periods, adjusted operating income was $514 million compared to $441 million a year ago, an increase of 17 percent.  The adjusted operating margin was 14.0 percent, compared to 13.8 percent a year ago, primarily reflecting the benefit of higher sales volumes and a favorable sales mix in the Undersea Telecommunications and Wireless Systems segments.

CASH FLOW

Free cash flow was $349 million in the quarter, an increase of 47 percent, primarily due to higher operating income levels.  Net cash used in continuing operating activities was $457 million, reflecting the $936 million transfer of escrowed funds to satisfy a 2007 Tyco International class action settlement.  The settlement was previously funded and had no impact on the company’s financial position or cash levels.  Adjusting for this item, cash from continuing operations was $479 million, an increase of 32 percent.

OTHER ITEMS

•                  The company is pursuing the divestiture of the Radio Frequency Components and Subsystems business formerly in its Wireless Systems segment.  The company has reported this business as a discontinued operation and all periods presented have been reclassified to exclude the results of this business from continuing operations.  The business generated revenue of $114 million and operating income of $4 million in the second quarter.

•                  The company’s Board of Directors authorized an increase in the company’s share repurchase program to $1.25 billion from $750 million.  During the quarter, the company repurchased 10.3 million shares.  At the end of the quarter, the company had approximately $650 million remaining on the current authorization.

ORDERS

Total company orders grew 16 percent compared to the prior year.  On an organic basis, excluding the effects of currency translation, orders grew 9 percent and the book-to-bill ratio was 1.05.  Excluding the company’s Undersea Telecommunications and Wireless Systems segments, which are project-oriented businesses with uneven order patterns, orders grew 14 percent overall and 5 percent organically in the quarter, and the book-to-bill ratio was 1.05.

COMPANY RAISES FISCAL 2008 OUTLOOK

The company now expects adjusted EPS from continuing operations of $2.60 to $2.66 for the full fiscal year 2008, compared to $2.14 in the prior year — an increase of 21 to 24 percent.  This compares to the company’s prior outlook of $2.45 to $2.55 per share.  The company continues to expect restructuring-related costs of approximately $130 million ($0.17 per share) for the full year.  The company expects full-year sales growth of 14 to 16 percent with organic sales growth of 7 to 9 percent.  This outlook assumes stable foreign exchange rates and raw material prices for the remainder of the fiscal year and excludes the one-time $1.15 per share benefit related to the company’s tax sharing agreement from the adoption of FIN 48.

For the third quarter of fiscal 2008, the company expects sales growth of 15 to 17 percent over prior-year sales of $3.3 billion, with organic sales growth of 7 to 9 percent.  The company further expects diluted EPS from continuing operations of $0.63 to $0.65, which includes restructuring costs of approximately $0.03 per share.  Adjusted EPS from continuing operations are expected to be $0.66 to $0.68, an increase of 35 to 39 percent over the prior-year quarter.  This outlook assumes a 36 percent tax rate and Other Income of approximately $15 to $20 million, compared to a 41 percent tax rate and no Other Income in last year’s third quarter adjusted income.  The combination of a lower tax rate and increased Other Income favorably impacts the year-over-year comparison by approximately $0.07 per share.

“Our revised outlook reflects our second quarter performance, along with the strength of our order rates and backlog, primarily in businesses that serve the global infrastructure and industrial markets, as well as our automotive business outside the U.S.,” said Lynch.

SEGMENT RESULTS

Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions, Undersea Telecommunications and Wireless Systems.

Electronic Components

The Electronic Components segment is one of the world’s largest suppliers of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, touchscreens, sensors, and wire and cable.

($ in millions)	Mar. 28, 2008	Mar. 30, 2007	$ Change	% Change	Organic Growth
Net Sales	$2,760	$2,540	$220	9%	1%
Operating Income	$419	$351	$68	19%
Restructuring-Related Costs	$(15)	$(8)
Other Items	$36	$(11)
Adjusted Operating Income	$398	$370	$28	8%
Operating Margin	15.2%	13.8%
Adjusted Operating Margin	14.4%	14.6%

Sales in the segment grew 9 percent year over year, or 1 percent organically.  On an organic basis, strong growth in the industrial machinery (+16 percent), communications (+14 percent) and aerospace and defense (+11 percent) markets was mostly offset by declines in certain consumer-related markets — including declines in the computer (-6 percent), consumer electronics (-20 percent) and appliance (-5 percent) markets.  Sales to the automotive market grew 2 percent, with 6 percent growth in markets outside North America more than offsetting a 17 percent decline in North America.

Operating income increased by $68 million, which included a $36 million gain on the sale of real estate, and adjusted operating income grew $28 million.  The adjusted operating margin decreased slightly due to lower volume growth and increases in commodities prices, partially offset by pricing and productivity improvements.  Restructuring costs in the quarter were $15 million, compared to $8 million of restructuring and $11 million of separation-related costs in the prior-year quarter.

Network Solutions

The Network Solutions segment is one of the world’s largest suppliers of infrastructure components and systems for the communication service provider, building networks and energy markets.

($ in millions)	Mar. 28, 2008	Mar. 30, 2007	$ Change	% Change	Organic Growth
Net Sales	$517	$454	$63	14%	5%
Operating Income	$53	$59	$(6)	(10)%
Restructuring-Related Costs	$(9)	$0
Other Items	$0	$(2)
Adjusted Operating Income	$62	$61	$1	2%
Operating Margin	10.3%	13.0%
Adjusted Operating Margin	12.0%	13.4%

Segment sales grew 14 percent compared to the prior-year quarter, or 5 percent organically.  On an organic basis, sales to the building networks and energy markets grew 14 percent and 5 percent respectively, both reflecting strong demand in Europe, Middle East and Africa (EMEA) and Asia.  Sales to the communication service provider market decreased 1 percent, primarily due to slower than expected network investment by certain European carriers, mostly offset by growth in North America.

Operating income decreased by $6 million and adjusted operating income increased by $1 million.  The decrease in the adjusted operating margin primarily relates to a lower-margin sales mix and lower productivity levels in EMEA as a result of the revenue decline in the communication service provider market.  Restructuring costs in the quarter were $9 million, compared to no such costs in the prior-year quarter.

Undersea Telecommunications

The company’s Undersea Telecommunications segment is a world leader in developing, manufacturing, installing and maintaining the world’s most advanced fiber optic undersea networks.

($ in millions)	Mar. 28, 2008	Mar. 30, 2007	$ Change	% Change	Organic Growth
Net Sales	$272	$122	$150	123%	122%
Operating Income	$39	$4	$35	NM
Restructuring-Related Costs	$(2)	$0
Adjusted Operating Income	$41	$4	$37	NM
Operating Margin	14.3%	3.3%
Adjusted Operating Margin	15.1%	3.3%

Sales in the segment grew 122 percent organically versus the prior year, due to continued investment in undersea fiber optic network capacity, primarily in emerging markets.  Adjusted operating income increased $37 million and the adjusted operating margin increased to 15.1 percent, driven by higher volumes and a favorable project mix.  Restructuring-related costs in the current quarter were $2 million, compared to no such costs in the prior-year quarter.

Wireless Systems

The Wireless Systems segment is a leading innovator of wireless technology for critical communications.

($ in millions)	Mar. 28, 2008	Mar. 30, 2007	$ Change	% Change	Organic Growth
Net Sales	$113	$88	$25	28%	24%
Operating Income	$13	$5	$8	160%
Other Items	$0	$(1)
Adjusted Operating Income	$13	$6	$7	117%
Operating Margin	11.5%	5.7%
Adjusted Operating Margin	11.5%	6.8%

Sales in the segment grew $25 million versus the prior year, primarily due to increased radio sales related to the federally-mandated re-banding efforts of a customer.  Adjusted operating income increased $7 million due to higher sales volumes and a more favorable sales mix.  There were no other items in the current quarter, compared to separation-related costs of $1 million in the prior-year quarter.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2007 sales of $13.0 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics.  With over 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. EST.  The call can be accessed in three ways:

• At Tyco Electronics’ website: http://investors.tycoelectronics.com.

• By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1059.  The telephone dial-in number for participants outside the United States is (612) 332-0923.

• An audio replay of the conference call will be available beginning at 10:30 a.m. on May 1, 2008 and ending at 11:59 p.m. on May 8, 2008.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 917010.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Earnings Per Share,” “Adjusted Operating Margin,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlement costs, separation-related costs and restructuring costs and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to the separation, legal settlements, restructuring costs, loss on retirement of debt and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Margin”).  The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•      net capital expenditures,

•      voluntary pension contributions, and

•      cash impact of unusual items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

 FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics’ historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2007, as well as in current reports on Form 8-K filed by Tyco Electronics.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
	(in millions, except per share data)

Net sales	$3,662	$3,204	$7,220	$6,179
Cost of sales	2,692	2,372	5,358	4,560
Gross income	970	832	1,862	1,619
Selling, general, and administrative expenses	421	405	820	795
Litigation settlement	23	—	23	—
Restructuring and other charges, net	25	8	46	17
Income from operations	501	419	973	807
Interest income	9	14	19	29
Interest expense	(49)	(58)	(99)	(118)
Other income	13	—	605	—
Income from continuing operations before income taxes and minority interest	474	375	1,498	718
Income taxes	(171)	(93)	(326)	(200)
Minority interest	(1)	(1)	(2)	(2)
Income from continuing operations	302	281	1,170	516
Income (loss) from discontinued operations, net of income taxes	(1)	(4)	80	42
Net income	$301	$277	$1,250	$558

Basic earnings per share:
Income from continuing operations	$0.62	$0.57	$2.38	$1.04
Income (loss) from discontinued operations	—	(0.01)	0.17	0.08
Net income	$0.62	$0.56	$2.55	$1.12

Diluted earnings per share:
Income from continuing operations	$0.62	$0.57	$2.37	$1.04
Income (loss) from discontinued operations	—	(0.01)	0.16	0.08
Net income	$0.62	$0.56	$2.53	$1.12

Weighted-average number of shares outstanding:
Basic	486	497	491	497
Diluted	489	497	494	497

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 28, 2008	September 28, 2007
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$748	$942
Accounts receivable, net of allowance for doubtful accounts of $51 and $57, respectively	2,806	2,594
Inventories	2,427	2,049
Class action settlement escrow	—	928
Class action settlement receivable	—	2,064
Prepaid expenses and other current assets	779	589
Deferred income taxes	238	325
Assets held for sale	290	505
Total current assets	7,288	9,996
Property, plant, and equipment, net	3,618	3,412
Goodwill	7,209	7,177
Intangible assets, net	522	526
Deferred income taxes	2,085	1,397
Receivable from Tyco International Ltd. and Covidien	1,390	844
Other assets	363	336
Total Assets	$22,475	$23,688

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$22	$5
Accounts payable	1,527	1,343
Class action settlement liability	—	2,992
Accrued and other current liabilities	1,672	1,417
Deferred revenue	325	181
Liabilities held for sale	102	266
Total current liabilities	3,648	6,204
Long-term debt	3,173	3,373
Long-term pension and postretirement liabilities	657	607
Deferred income taxes	271	271
Income taxes	2,535	1,242
Other liabilities	610	599
Total Liabilities	10,894	12,296
Commitments and contingencies
Minority interest	11	15
Shareholders’ equity:
Preferred shares, $0.20 par value, 125,000,000 shares authorized; none outstanding	—	—
Common shares, $0.20 par value, 1,000,000,000 shares authorized; 499,131,506 and 497,467,930 issued, respectively	100	99
Capital in excess:
Share premium	40	13
Contributed surplus	10,084	10,029
Accumulated earnings	665	186
Treasury stock, at cost, 17,475,675 and 44,454 shares, respectively	(610)	(2)
Accumulated other comprehensive income	1,291	1,052
Total Shareholders’ Equity	11,570	11,377
Total Liabilities and Shareholders’ Equity	$22,475	$23,688

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarter Ended		For the Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
	(in millions)
Cash Flows From Operating Activities:
Net income	$301	$277	$1,250	$558
(Income) loss from discontinued operations, net of income taxes	1	4	(80)	(42)
Income from continuing operations	302	281	1,170	516
Adjustments to reconcile net cash (used in) provided by operating activities:
Non-cash restructuring and other charges, net	13	—	20	—
Depreciation and amortization	137	128	271	251
Deferred income taxes	85	36	127	57
Tax sharing income	(13)	—	(605)	—
Class action settlement	(936)	—	(936)	—
Other	(37)	15	20	47
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(39)	(53)	(71)	(13)
Inventories	(159)	(6)	(287)	(216)
Accounts payable	29	(50)	34	3
Accrued and other liabilities	123	85	(34)	(73)
Income taxes	(29)	—	17	—
Deferred revenue	34	(40)	147	25
Other	33	(32)	57	(21)
Net cash (used in) provided by continuing operating activities	(457)	364	(70)	576
Net cash provided by (used in) discontinued operating activities	11	(4)	17	3
Net cash (used in) provided by operating activities	(446)	360	(53)	579
Cash Flows From Investing Activities:
Capital expenditures	(157)	(150)	(283)	(597)
Proceeds from sale of property, plant, and equipment	27	24	31	31
Class action settlement escrow	936	—	936	—
Proceeds from divestiture of discontinued operations, net of cash retained by businesses sold	—	—	102	227
Other	(8)	(3)	(17)	(2)
Net cash provided by (used in) continuing investing activities	798	(129)	769	(341)
Net cash used in discontinued investing activities	(1)	(4)	(4)	(11)
Net cash provided by (used in) investing activities	797	(133)	765	(352)
Cash Flows From Financing Activities:
Net increase in commercial paper	145	—	650	—
Repayment of long-term debt	(251)	(7)	(951)	(7)
Proceeds from long-term debt	—	—	100	—
Allocated debt activity	—	10	—	29
Net transactions with former parent	—	(220)	—	(240)
Repurchase of common shares	(360)	—	(592)	—
Payment of common dividends	(66)	—	(136)	—
Proceeds from exercise of share options	9	—	28	—
Other	(3)	7	(9)	6
Net cash used in continuing financing activities	(526)	(210)	(910)	(212)
Net cash (used in) provided by discontinued financing activities	(9)	11	(15)	13
Net cash used in financing activities	(535)	(199)	(925)	(199)
Effect of currency translation on cash	11	5	17	12
Net (decrease) increase in cash and cash equivalents	(173)	33	(196)	40
Less: net (increase) decrease in cash and cash equivalents related to discontinued operations	(1)	(3)	2	(5)
Cash and cash equivalents at beginning of period	922	477	942	472
Cash and cash equivalents at end of period	$748	$507	$748	$507

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$118	$61	$199	$136

Reconciliation to Free Cash Flow:
Net cash (used in) provided by continuing operating activities	$(457)	$364	$(70)	$576
Capital expenditures, net	(130)	(126)	(252)	(566)
Class action settlement	936	—	936	—
Free cash flow (1)	$349	$238	$614	$10

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED AND COMBINED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 28, 2008		March 30, 2007		March 28, 2008		March 30, 2007
	($ in millions)
Net Sales:
Electronic Components	$2,760		$2,540		$5,400		$4,930
Network Solutions	517		454		1,029		875
Undersea Telecommunications	272		122		586		198
Wireless Systems	113		88		205		176
Total	$3,662		$3,204		$7,220		$6,179

Income from Operations:
Electronic Components	$419	15.2%	$351	13.8%	$771	14.3%	$678	13.8%
Network Solutions	53	10.3%	59	13.0%	122	11.9%	113	12.9%
Undersea Telecommunications	39	14.3%	4	3.3%	82	14.0%	3	1.5%
Wireless Systems	13	11.5%	5	5.7%	21	10.2%	13	7.4%
Litigation settlement	(23)		—		(23)		—
Total	$501	13.7%	$419	13.1%	$973	13.5%	$807	13.1%

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

						Percentage of Segment’s Total
	Change in Net Sales for the Quarter Ended March 28, 2008 versus Net Sales for the Quarter Ended March 30, 2007					Net Sales for the Quarter Ended
	Organic (1)		Translation (2)	Total		March 28, 2008
			($in millions)
Electronic Components (3):
Automotive	$20	2.0%	$102	$122	12.1%	41%
Computer	(15)	(6.1)	9	(6)	(2.4)	9
Communications	26	13.7	15	41	21.6	8
Industrial	23	16.1	14	37	26.4	6
Appliance	(7)	(5.2)	9	2	1.5	5
Aerospace and Defense	10	10.8	5	15	17.2	4
Consumer Electronics	(11)	(20.4)	3	(8)	(15.1)	2
Other	(18)	(2.7)	35	17	2.5	25
Total	28	1.1	192	220	8.7	100
Network Solutions (3):
Energy	10	5.1	21	31	15.4	45
Communication Service Provider	(1)	(0.8)	9	8	6.1	27
Building Networks	15	14.2	10	25	23.6	25
Other	(2)	(12.9)	1	(1)	(6.7)	3
Total	22	4.9	41	63	13.9	100%
Undersea Telecommunications	149	122.0	1	150	123.0
Wireless Systems	21	24.3	4	25	28.4
Total	$220	6.8%	$238	$458	14.3%

						Percentage of Segment’s Total
	Change in Net Sales for the Six Months Ended March 28, 2008 versus Net Sales for the Six Months Ended March 30, 2007					Net Sales for the Six Months Ended
	Organic (1)		Translation (2)	Total		March 28, 2008
			($in millions)
Electronic Components (3):
Automotive	$96	5.0%	$180	$276	14.3%	41%
Computer	(29)	(5.6)	18	(11)	(2.1)	10
Communications	68	17.9	27	95	25.2	9
Industrial	39	14.2	25	64	23.3	6
Appliance	(12)	(4.6)	16	4	1.6	5
Aerospace and Defense	17	10.4	10	27	16.4	3
Consumer Electronics	(13)	(11.6)	6	(7)	(6.5)	2
Other	(38)	(2.9)	60	22	1.7	24
Total	128	2.6	342	470	9.5	100
Network Solutions (3):
Energy	25	6.7	42	67	17.1	45
Communication Service Provider	23	9.5	18	41	16.6	28
Building Networks	24	12.3	22	46	22.3	24
Other	—	(10.0)	—	—	—	3
Total	72	8.2	82	154	17.6	100%
Undersea Telecommunications	385	194.5	3	388	196.0
Wireless Systems	25	14.1	4	29	16.5
Total	$610	9.8%	$431	$1,041	16.8%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Quarter Ended March 28, 2008

		Adjustments
	US GAAP	Restructuring and Other Charges, Net	Other Items Net (1)	Adjusted Results (Non-GAAP) (2)
	(in millions, except per share data)

Net sales	$3,662	$—	$—	$3,662
Cost of sales	2,692	(1)	—	2,691
Gross income	970	1	—	971
Selling, general, and administrative expenses	421	—	36	457
Litigation settlement	23	—	(23)	—
Restructuring and other charges, net	25	(25)	—	—
Income from operations	501	26	(13)	514
Interest income	9	—	—	9
Interest expense	(49)	—	—	(49)
Other income	13	—	—	13
Income from continuing operations before income taxes and minority interest	474	26	(13)	487
Income taxes	(171)	(8)	20	(159)
Minority interest	(1)	—	—	(1)
Income from continuing operations	$302	$18	$7	$327

Basic earnings per share:
Income from continuing operations	$0.62			$0.67
Diluted earnings per share:
Income from continuing operations	$0.62			$0.67
Weighted-average number of shares outstanding:
Basic	486			486
Diluted	489			489

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)
For the Quarter Ended March 28, 2008

		Adjustments
	US GAAP	Restructuring and Other Charges, Net	Other Items Net (1)	Adjusted Results (Non-GAAP) (2)
	(in millions)
Income from Operations:
Electronic Components	$419	$15	$(36)	$398
Network Solutions	53	9	—	62
Undersea Telecommunications	39	2	—	41
Wireless Systems	13	—	—	13
Litigation settlement	(23)	—	23	—
Total	$501	$26	$(13)	$514

(1) Consists of a $36 million gain on the sale of real estate and $23 million of costs related to the settlement of securities litigation with the State of New Jersey.

(2) Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Six Months Ended March 28, 2008

		Adjustments
		Restructuring			Adjusted
		and Other	Tax Sharing	Other Items,	Results
	US GAAP	Charges, Net	Income (1)	Net (2)	(Non-GAAP) (3)
	(in millions, except per share data)

Net sales	$7,220	$—	$—	$—	$7,220
Cost of sales	5,358	(1)	—	—	5,357
Gross income	1,862	1	—	—	1,863
Selling, general, and administrative expenses	820	—	—	36	856
Litigation settlement	23	—	—	(23)	—
Restructuring and other charges, net	46	(46)	—	—	—
Income from operations	973	47	—	(13)	1,007
Interest income	19	—	—	—	19
Interest expense	(99)	—	—	—	(99)
Other income	605	—	(572)	—	33
Income from continuing operations before income taxes and minority interest	1,498	47	(572)	(13)	960
Income taxes	(326)	(14)	—	20	(320)
Minority interest	(2)	—	—	—	(2)
Income from continuing operations	$1,170	$33	$(572)	$7	$638

Basic earnings per share:
Income from continuing operations	$2.38				$1.30
Diluted earnings per share:
Income from continuing operations	$2.37				$1.29

Weighted-average number of shares outstanding:
Basic	491				491
Diluted	494				494

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Six Months Ended March 28, 2008

		Adjustments
		Restructuring			Adjusted
		and Other	Tax Sharing	Other Items,	Results
	US GAAP	Charges, Net	Income (1)	Net (2)	(Non-GAAP) (3)
	(in millions)
Income from Operations:
Electronic Components	$771	$30	$—	$(36)	$765
Network Solutions	122	14	—	—	136
Undersea Telecommunications	82	3	—	—	85
Wireless Systems	21	—	—	—	21
Litigation settlement	(23)	—	—	23	—
Total	$973	$47	$—	$(13)	$1,007

(1) In connection with the adoption of FIN 48, the Company recorded income pursuant to its Tax Sharing Agreement with Tyco International and Covidien.

(2) Consists of a $36 million gain on the sale of real estate and $23 million of costs related to the settlement of securities litigation with the State of New Jersey.

(3) Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

For the Quarter Ended March 30, 2007

		Adjustments
		Separation	Restructuring	Adjusted
		Related	and Other	Results
	US GAAP	Costs (1)	Charges, Net	(Non-GAAP) (2)
	(in millions, except per share data)

Net sales	$3,204	$—	$—	$3,204
Cost of sales	2,372	—	—	2,372
Gross income	832	—	—	832
Selling, general, and administrative expenses	405	(14)	—	391
Restructuring and other charges, net	8	—	(8)	—
Income from operations	419	14	8	441
Interest income	14	—	—	14
Interest expense	(58)	—	—	(58)
Income from continuing operations before income taxes and minority interest	375	14	8	397
Income taxes	(93)	(4)	(2)	(99)
Minority interest	(1)	—	—	(1)
Income from continuing operations	$281	$10	$6	$297

Basic and diluted earnings per share:
Income from continuing operations	$0.57			$0.60

Weighted-average number of shares outstanding:
Basic and diluted	497			497

ADJUSTED COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Quarter Ended March 30, 2007

		Adjustments
		Separation	Restructuring	Adjusted
		Related	and Other	Results
	US GAAP	Costs (1)	Charges, Net	(Non-GAAP) (2)
	(in millions)
Income from Operations:
Electronic Components	$351	$11	$8	$370
Network Solutions	59	2	—	61
Undersea Telecommunications	4	—	—	4
Wireless Systems	5	1	—	6
Total	$419	$14	$8	$441

(1) Includes $14 million of costs related to building separate company functions that did not exist in the prior year.

(2) Adjusted results is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

For the Six Months Ended March 30, 2007

		Adjustments
		Separation	Restructuring	Adjusted
		Related	and Other	Results
	US GAAP	Costs (1)	Charges, Net	(Non-GAAP) (2)
	(in millions, except per share data)

Net sales	$6,179	$—	$—	$6,179
Cost of sales	4,560	—	—	4,560
Gross income	1,619	—	—	1,619
Selling, general, and administrative expenses	795	(16)	—	779
Restructuring and other charges, net	17	—	(17)	—
Income from operations	807	16	17	840
Interest income	29	—	—	29
Interest expense	(118)	—	—	(118)
Income from continuing operations before income taxes and minority interest	718	16	17	751
Income taxes	(200)	(5)	(5)	(210)
Minority interest	(2)	—	—	(2)
Income from continuing operations	$516	$11	$12	$539

Basic and diluted earnings per share:
Income from continuing operations	$1.04			$1.08

Weighted-average number of shares outstanding:
Basic and diluted	497			497

ADJUSTED COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Six Months Ended March 30, 2007

		Adjustments
		Separation	Restructuring	Adjusted
		Related	and Other	Results
	US GAAP	Costs (1)	Charges, Net	(Non-GAAP) (2)
	(in millions)
Income from Operations:
Electronic Components	$678	$13	$16	$707
Network Solutions	113	2	—	115
Undersea Telecommunications	3	—	1	4
Wireless Systems	13	1	—	14
Total	$807	$16	$17	$840

(1) Includes $16 million of costs related to building separate company functions that did not exist in the prior year.

(2) Adjusted results is a non-GAAP measure.  See description of non-GAAP measures contained in this release.